UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2012

Carey Watermark Investors Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 9, 2012, a wholly owned subsidiary of Carey Watermark Investors Incorporated (“CWI”) completed the acquisition of a 97% interest in Lake Arrowhead Resort & Spa from an unaffiliated third party, Fulton Village Green Investors, LLC, an affiliate of Pacific Capital Investors.  The 173-room lakefront resort is located in Lake Arrowhead, California. CWI’s cash investment in the property is approximately $8.3 million. CWI also paid a $0.6 million acquisition fee to its advisor, Carey Lodging Advisors, LLC. A $3.7 million renovation is expected be completed in early 2013. The hotel will be managed by Crescent Hotels & Resorts, an independent, third-party operator of hotels and resorts, and in early 2013 will become a member of the Autograph Collection, a diverse collection of upper-upscale and luxury independent hotels sponsored by Marriott International. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Report.

The property is subject to non-recourse debt financing, with a maturity date of July 1, 2015. The loan agreement, dated July 9, 2012, allows early settlement at any time prior to maturity upon 60 days notice with no penalty at a discounted amount comprised of a discounted payoff of $16.0 million and a lender participation payment of up to $2.0 million, provided there is no uncured event of default under the loan agreement or the cash management agreement. The annual interest rate is 3% the first year, 4% the second year and 6% thereafter, and is calculated on the discounted payoff amount of $16.0 million. The non-discounted principal balance of the debt is $27.4 million.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Contribution Agreement, dated as of July 9, 2012, by and between CWI Lake Arrowhead Resort, LLC and Fulton Village Green Investors, LLC. A copy of the agreement is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) and (b)

To be filed by amendment.  Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that this Report is filed.

(d) Exhibits

Exhibit No.	Description

10.1	Contribution Agreement, dated as of July 9, 2012, by and between CWI Lake Arrowhead Resort, LLC and Fulton Village Green Investors, LLC.

99.1	Press Release titled “Carey Watermark Investors Acquires Lake Arrowhead Resort & Spa” issued on July 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: July 13, 2012	By:	/s/ Michael G. Medzigian
Michael G. Medzigian
Chief Executive Officer